EXHIBIT 10.6b

PATENT LEASE CONTRACT
The lessor (Party A): Fangshe Zhang
The renter (Party B): Xi’an Hanxin Science & Technology Co., Ltd

Date of signing: April 15, 2006

Place of signing: Chuangxin Information building No.72,Second Keji Rd.,Hi-tech Zone,Xi'an,China

According to “Contract laws of PRC” and relevant regulations, in order to make clear the relation of the obligation and responsibility between the lessor and renter, this agreement is made after the negotiation of the two parties:

Section I. Party A volunteers to lease the three patents, that is (i) “the processing technology of surface materials of cork decoration products”(patent number is ZL 02114508.3),(ii) “the manufacture technology of multicolor cork”(patent number is ZL 02114507.5), and (iii) “the manufacture technology of strengthened wood planks”(patent number is ZL 02114510.5), to Party B for non-gratuitous use.

Section II. Deadline of lease: this contract will expire on April 16, 2011, starting from April 17, 2006.

Section III. Rent and payment methods: the rent is 200,000 Yuan per month and should be paid in that month.

Section IV. Obligation and responsibility of the two parties:

1.	Party A should ensure Party B will be exclusive for the right of using the three patents above, and Party A must not sign other agreements related to these patents with a third party.
2.	Party A should provide schemes related to the patents, including technology guidance, while Party A is provide the patents technology.
3.
Party B is responsible for keeping relevant content involving these patents secret, and must not disclose or transfer the content of the schemes or the patents to other parties. Party B must be responsible for indemnification if such behavior occurs.

Section V. The two parties will negotiate to solve if there are disputes between them. The two parties agree that the local committee will arbitrate between the two parties if the negotiation is unsuccessful.

Section VI. Items not included in this contract will be negotiated between the two parties, according to “Economic Contract Laws of PRC”, to get a supplement regulation, which has the same effect with this contract.

Lessor: Fangshe Zhang                                                                          Renter:
Representative: Pengcheng Chen

Date: April 15, 2006                                                                                  April 15, 2006